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Exhibit 10.3

  Project Lumina

  Senior Funding Bond
  Subscription Agreement
  Amendment and Restatement Agreement

  FIMAF S.A.S
   as Issuer

  and

  Lumina Financing 1, SARL
   as Subscriber

  relating to a subscription agreement dated 26 July 2002

  December 2002

THIS AMENDMENT AND RESTATEMENT AGREEMENT is made on            December 2002

BETWEEN:

(1)
FIMAF SAS (a company incorporated in France with registered number 421391269) (the "Issuer"); and

(2)
LUMINA FINANCING 1, SARL (a company incorporated in Luxembourg) (the "Subscriber").

WHEREAS:

(A)
By a senior funding bonds subscription agreement dated 26 July 2002 (the "Subscription Agreement") the Subscriber agreed to subscribe for senior funding bonds subject to and upon the terms and conditions thereof.

(B)
The parties to this agreement have agreed to enter into this agreement in order to amend and restate the terms of the Subscription Agreement in the manner set out below.

THE PARTIES AGREE AS FOLLOWS:

1.     INTERPRETATION

1.1   Definitions

  In this agreement:

  "Effective Date" means the date on which the amendment and restatement agreement in respect of the Senior Credit Agreement dated on or about the date of this agreement has become effective;

  "Restated Subscription Agreement" means the Subscription Agreement as amended and restated in accordance with this agreement in the form set out in schedule 1; and

  "Senior Credit Agreement" means the Senior Credit Agreement dated 26 July 2002 whereby credit facilities of up to €2,220,000,000 where made available to the Borrowers (as defined therein).

1.2   Construction

  (a)
  Clauses 1.2 (Construction) and 1.3 (Other References) of the Subscription Agreement will be deemed to be set out in full in this agreement, but as if references in those clauses to the Subscription Agreement were references to this agreement.

  (b)
  Unless a contrary intention appears in this agreement, any word or expression defined in the Subscription Agreement will have the same meaning when it is used in this agreement.

2.     RESTATEMENT OF SUBSCRIPTION AGREEMENT

2.1   Restatement

  (a)
  The Subscription Agreement will, with effect from (and including) the Effective Date, be amended and restated in the form set out in schedule 1 so that the rights and obligations of the parties to this agreement relating to their performance under the Subscription Agreement from (and including) the Effective Date shall be governed by, and construed in accordance with, the terms of the Restated Subscription Agreement.

  (b)
  The parties to this agreement agree that, with effect from (and including) the Effective Date, they shall have the rights and take on the obligations ascribed to them under the Restated Subscription Agreement.

2.2   Effective Date

  (a)
  The Issuer will notify the Subscriber promptly when the Effective Date occurs.

  (b)
  If the Effective Date has not occurred by 20 December 2002 (or any later date which the Issuer and the Subscriber may agree), then clauses 2.1 (Restatement) and 3 (Status of Documents) will lapse and none of the amendments recorded in clause 2.1 (Restatement) will take effect.

3.     STATUS OF DOCUMENTS

3.1   Subscription Agreement

  Except as varied by the terms of this agreement, the Subscription Agreement will remain in full force and effect and any reference in the Subscription Agreement to the Subscription Agreement or to any provision of the Subscription Agreement will be construed as a reference to the Subscription Agreement, or that provision, as amended and restated by this agreement.

3.2   Finance Document

  This agreement will constitute a Senior Funding Finance Document for the purposes of the Subscription Agreement.

4.     EXPENSES

4.1   Initial Expenses

  The Subscriber will pay to the Issuer the amount of all costs and expenses (including legal fees and other out-of-pocket expenses and any value added tax or other similar tax thereon) reasonably incurred by the Issuer in connection with the negotiation, preparation, execution and completion of this agreement and all documents, matters and things referred to in, or incidental to, this agreement.

5.     REPRESENTATIONS AND WARRANTIES

5.1   Reliance

  Each of the Issuer and the Subscriber represents and warrants as set out in the following provisions of this clause 5 and acknowledges that each other has entered into this agreement and has agreed to the amendment and restatement effected by this agreement in full reliance on those representations and warranties.

5.2   Powers and Capacity

  It has the power to enter into and comply with its obligations under this agreement.

5.3   Authorisation

  It has taken all necessary action:

  (a)
  to authorise the entry into of and compliance with its obligations under this agreement;

  (b)
  to ensure that its obligations under this agreement are valid, legally binding and enforceable in accordance with their terms; and

  (c)
  to make this agreement admissible in evidence in the courts of England and the jurisdiction in which it is incorporated.

5.4   No Contravention

  The entry into by it, the exercise of its rights under and the compliance with its obligations under this agreement do not:

  (a)
  contravene any material law, regulation, judgment or order to which any Group Company; or

  (b)
  conflict with its constitutional documents.

5.5   Obligations Binding

  The obligations expressed to be assumed by it under this agreement constitute its valid and legally binding obligations and (subject to the Reservations) are enforceable in accordance with their terms.

6.     MISCELLANEOUS

6.1   Invalidity of any Provision

  If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

6.2   Counterparts

  This agreement may be executed by facsimile (with the originals to be delivered promptly thereafter) in any number of counterparts and all of those counterparts taken together will be deemed to constitute one and the same instrument.

6.3   Third Party Rights

  The Contracts (Rights of Third Parties) Act 1999 shall not apply to this agreement and no person other than the parties to this agreement shall have any rights under it other than [the Finance Parties].

7.     GOVERNING LAW AND SUBMISSION TO JURISDICTION

7.1   Governing Law

  This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by, and construed in accordance with, French law.

7.2   Submission to Jurisdiction

  For the benefit of each Finance Party and the Subscriber, the Issuer irrevocably submits to the jurisdiction of the Commercial Courts of Paris (Tribunal de Commerce de Paris) for the purpose of hearing and determining at first instance any dispute arising out of this agreement and for the purpose of enforcement of any judgement against its assets.

7.3   Freedom of Choice

  The submission to the jurisdiction of the courts referred to in clause 7.2 (Submission to Jurisdiction) shall not (and shall not be construed so as to) limit the right of any party hereto to take proceedings against the other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

IN WITNESS whereof this agreement has been duly executed on the date first above written.

SCHEDULE 1
Restated Subscription Agreement

[Insert form of Subscription Agreement]

Signatories to the Amendment Agreement

The Issuer FIMAF SAS

By:

The Subscriber LUMINA FINANCING 1, SARL

By:

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  Exhibit 10.3
CONTENTS
SCHEDULE 1 Restated Subscription Agreement
Signatories to the Amendment Agreement